UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 6, 2009

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)          Departure of Directors.

On April 6, 2009, Mr. Daniel J. Park, a Director of Yadkin Valley Financial Corporation (the “Company”) and Yadkin Valley Bank and Trust Company (the “Bank”), resigned from his position as Director to each of the Company and the Bank due to certain disagreements with the Company described below.  Mr. Park resigned by submitting a letter to the Company, and the resignation was effective upon receipt of the letter by the Company.

At the time of his resignation, Mr. Park also served as the Chairperson of the Nominating and Compensation Committee, and on the Executive Committee. Mr. Park also served on several committees for the Bank, including the Director’s Loan Committee and the Real Estate Committee.

In his letter, Mr. Park stated that he is resigning from his position as a Director because, among other things, he disagrees with the manner in which the Company is pursuing shareholder approval of the proposed merger with American Community Bancshares, Inc.  Mr. Park also stated in his letter that he disagrees with management about the direction of the Company, specifically its decision to pursue growth opportunities.

A copy of Mr. Park’s letter of resignation, dated April 6, 2009, is attached as Exhibit 99.1 to this Form 8-K.

Pursuant to Section 2 of Article III of the Company’s Bylaws, Mr. Park is required to retire from the Board this year, and as a result, is not eligible to be nominated for re-election to the Company’s Board of Directors at the 2009 Annual Shareholders Meeting.   Mr. Park has previously announced his intention to nominate his own slate of directors for election at the 2009 Annual Shareholders Meeting.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Yadkin Valley and American Community filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a definitive joint proxy statement/prospectus. The Form S-4 was declared effective by the SEC on January 16, 2009, and the definitive joint proxy statement/prospectus was filed with the SEC on January 20, 2009.  In addition, a supplement to the joint proxy statement/prospectus was filed on April 1, 2009.   Each of Yadkin Valley and American Community may also file with the SEC other documents regarding the proposed merger. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Yadkin Valley and American Community, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to William A. Long, President and CEO, Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28621-3404, (336-526-6300), or to Randy P. Helton, President, CEO, and Chairman, American Community Bancshares, Inc., 4500 Cameron Valley Parkway, Suite 150, Charlotte, NC 28211, (704-225-8444), or by accessing Yadkin Valley’s website at http://www.yadkinvalleybank.com under “Documents” within the Investor Relations section or American Community’s website at http://www.americancommunitybank.com under “About Us/Investor Relations/SEC Filings.”

The information on Yadkin Valley’s and American Community’s websites is not, and shall not be deemed to be, a part of this letter or incorporated into other filings either company makes with the SEC.

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Yadkin Valley and American Community and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Yadkin Valley and American Community in connection with the combination. Information about the directors and executive officers of Yadkin Valley and their ownership of Yadkin Valley common stock is set forth in the proxy statement, filed April 15, 2008, for Yadkin Valley’s 2008 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of American Community and their ownership of American Community common stock is set forth in the proxy statement, filed April 17, 2008, for American Community’s 2008 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction and the supplement thereto.

FORWARD LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to (1) statements about the benefits of the combination of Yadkin Valley and American Community, including future financial and operating results, cost savings, and enhanced revenues, (2) statements with respect to Yadkin Valley’s and American Community’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. These statements are based upon the current beliefs and expectations of Yadkin Valley’s and American Community’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Letter of Resignation from Mr. Daniel J. Park, dated April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

Dated: April 9, 2009	By:	/s/ Edwin E. Laws
Edwin E. Laws
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Letter of Resignation from Mr. Daniel J. Park, dated April 6, 2009.